Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238624

Prospectus Supplement

(To prospectus dated June 2, 2020)

3,000,000 SHARES OF COMMON STOCK

$6.00 per share

We are offering 3,000,000 shares of our common stock, par value $0.0001 per share to investors in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

Our common stock is traded on the Nasdaq Capital Market under the symbol “VTSI.” On March 30, 2021, the last reported sale price of our common stock was $7.97 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $58,787,660, which was calculated based on 7,376,118 shares of outstanding common stock that were held by non-affiliates as of March 30, 2021, and a price per share of $7.97, the closing price of our common stock on March 30, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to the registration statement (of which this prospectus supplement forms a part) with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have offered no securities pursuant to General Instruction I.B.6 on Form S-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Roth Capital Partners, LLC, or Roth Capital Partners, and Lake Street Capital Markets, LLC, or Lake Street, to act as placement agents in connection with this offering. We have agreed to pay the placement agents the placement agent fee set forth in the table below, which assumes that we sell all of the shares of common stock we are offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements

	Per Share	Total
Registered direct offering price	$6.00	$18,000,000.00
Placement agent fee (1)	$0.39	$1,170,000.00
Proceeds, before expenses, to us	$5.61	$16,830,000.00

(1) The fees payable to the placement agents listed below represent 6.5% of the gross proceeds in the offering. In addition, we have also agreed to reimburse Roth Capital Partners for certain offering-related expenses. See “Plan of Distribution.”

We expect to deliver the shares of common stock on or about April 5, 2021.

Lead Placement Agent

Roth Capital Partners

Co-Placement

Lake Street Capital Markets

The date of this prospectus supplement is March 31, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses that we authorize to be distributed to you in connection with this offering. We have not authorized any other person to provide you with any information or make any representation that is different. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement and accompanying prospectus, unless the context otherwise requires, the terms “VirTra,” the “Company,” “we,” “us,” and “our” refer to VirTra, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus supplement, the accompanying prospectus, the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, the financial statements, and related notes, and other information incorporated by reference herein and therein before making any investment decision.

Business Overview

VirTra is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The Company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology.

The VirTra firearms training simulator allows marksmanship and realistic scenario-based training to take place on a daily basis without the need for a shooting range, protective equipment, role players, safety officers, or a scenario-based training site. We have developed a higher standard in simulation training including capabilities such as: multi-screen, video-based scenarios, unique scenario authoring ability, superior training scenarios, the patented Threat-Fire™ shoot-back system, powerful gas-powered simulated recoil weapons, and more. The simulator also allows students to receive immediate feedback from the instructor without the potential for sustaining injuries by the instructor or the students. The instructor is able to teach and re-mediate critical issues, while placing realistic stress on the students due to the realism and safe training environment created by the VirTra simulator.

VirTra’s Driver Training Simulator is a vehicle-based simulator, complete with next-generation graphics, motion and a variety of other features. The system is designed to provide safe, reliable environment for efficient skill transfer for all law enforcement driver training. In addition, the driving rig adds realism with vibration and motion while the modern physics-based rendering engine provides not only photo-realistic realism but critical hazards such as dust storms, rain, and sun glare. VirTra’s Driver Training Simulator provides an extensive and realistic range of training environments that allow for initial driver familiarization and orientation to advanced concepts, high-risk pursuits and defensive driving drills.

We also are engaged in licensing our technology to That’s Eatertainment Corp. (“TEC”), a former related party and a developer and operator of a combined dining and entertainment concept centered on an indoor shooting experience. Mitchell Saltz, who was a member of our Board of Directors until his passing in October 2020, was the former Chairman of the Board and majority stockholder of TEC. Accordingly, until October 2020, TEC was a related party.

Business Strategy

We have four main customer groups, namely, law enforcement, military, educational (includes colleges and police academies) and civilian. These are very different markets and require different sales and marketing programs as well as personnel. Our focus is to expand the market share and scope of our training simulators sales to these identified customer groups by pursuing the following key growth strategies:

●	Build Our Core Business. Our goal is to profitably grow our market share by continuing to develop, produce and market the most effective simulators possible. Through disciplined growth in our business, we have achieved a solid balance sheet by increasing our working capital and limiting our bank debt. We plan to add staff to our experienced management team as needed to meet the expected increase in demand for our products and services as we increase our marketing and sales activities.

●	Increase Total Addressable Market. We plan to increase the size of our total addressable market. This effort will focus on new marketing and new product and/or service offerings for the purpose of widening the number of types of customers who might consider our products or services uniquely compelling.

●	Broaden Product Offerings. Since formation in 1993, our company has had a proud tradition of innovation in the field of simulation and virtual reality. We plan to release revolutionary new products and services, as well as to continue incremental improvements to existing product lines. In some cases, the Company may enter a new market segment via the introduction of a new type of product or service.

●	Partners and Acquisitions. We try to spend our time and funds wisely and not tackle tasks that can be done more efficiently with partners. For example, international distribution is often best accomplished through a local distributor or agent. We are also open to the potential of acquiring additional businesses or of being acquired ourselves, based on what is expected to be optimal for our long-term future and our stockholders.

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Product Offerings

Our simulator products include the following:

●	V-300™ Simulator – a 300° wrap-around screen with video capability is the higher standard for simulation training

○	The V-300™ is the higher standard for decision-making simulation and tactical firearms training. Five screens and a 300-degree immersive training environment ensures that time in the simulator translates into real world survival skills. The system reconfigures to support 15 individual firing lanes.

○	A key feature of the V-300™ shows how quickly judgment decisions have to be made, and if they are not made immediately and quickly, it can lead to the possible loss of lives. This feature, among others, supports our value proposition to our customers that you cannot put a dollar value on being prepared enough for the surprises that could be around every corner and the ability to safely neutralize any life-threatening encounters.

●	V-180™ Simulator – a 180° screen with video capability is for smaller spaces or smaller budgets

○	The V-180™ is the higher standard for decision-making simulation and tactical firearms training. Three screens and a 180-degree immersive training environment ensures that time in the simulator translates into real world survival skills.

●	V-100™ Simulator & V-100™ MIL – a single-screen based simulator systems

○	The V-100™ is the higher standard among single-screen firearms training simulators. Firearms training mode supports up to 4 individual firing lanes at one time. The optional Threat-Fire™ device safely simulates enemy return fire with an electric impulse (or vibration version), reinforcing performance under pressure. We offer an upgrade path, so a V-100™ firearms training and force options simulator can affordably grow into an advanced multi-screen trainer in upgraded products that we offer customers for future purchase.

○	The V-100™ MIL is sold to various military commands throughout the world and can support any local language. The system is extremely compact and can even share space with a standard classroom or fits into almost any existing facility. If a portable firearms simulator is needed, this model offers the most compact single-screen simulator on the market today – everything organized into one standard case. The V-100™ MIL is the higher standard among single-screen small arms training simulators. Military Engagement Skills mode supplies realistic scenario training taken from real world events.

○	The V-ST PRO™ a highly-realistic single screen firearms shooting and skills training simulator with the ability to scale to multiple screens creating superior training environments. The system’s flexibility supports a combination of marksmanship and use of force training on up to 5 screens from a single operator station. The V-ST PRO™ is also capable of displaying 1 to 30 lanes of marksmanship featuring real world, accurate ballistics.

●	VirTra Driving Sim is a vehicle-based simulator, complete with next-generation graphics, motion and a variety of other features. The system is designed to provide safe, reliable environment for efficient skill transfer for all law enforcement driver training.

●	Virtual Interactive Coursework Training Academy (V-VICTA)™ enables law enforcement agencies, to effectively teach, train, test and sustain departmental training requirements through nationally accredited coursework and training scenarios using our simulators.

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●	Subscription Training Equipment Partnership (STEP)™ is a program that allows agencies to utilize VirTra’s simulator products, accessories, and V-VICTA interactive coursework on a subscription basis.

●	V-Author™ Software allows users to create, edit, and train with content specific to agency’s objectives and environments. V-Author™ is an easy to use application capable of almost unlimited custom scenarios, skill drills, targeting exercises and firearms course-ware proven to be highly effective for users of VirTra simulation products.

●	Simulated Recoil Kits - a wide range of highly realistic and reliable simulated recoil kits/weapons.

●	Return Fire Device – the patented Threat-Fire™ device which applies real-world stress on the trainees during simulation training.

●	TASER©, OC spray and low-light training devices that interact with VirTra’s simulators for training.

Recent Developments

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in the U.S., accelerating during half of March and April as federal, state and local governments react to the public health crisis, creating significant uncertainties in the U.S. economy. On March 30, 2020, the Governor for the State of Arizona issued a stay-at-home order which expired on May 15, 2020, upon which Arizona entered Phase I of reopening. The Company carefully reviewed all rules and regulations of the government orders and determined it met the requirements of an essential business to remain open. The Company had the majority of its staff begin working remotely in mid-March, with only essential personnel continue working at the manufacturing and production facilities and currently remains in Arizona’s Phase I of reopening. This situation is rapidly changing and additional impacts to the business may arise that we are not aware of currently. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The ultimate impact of the pandemic on the Company’s results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time. To date, the COVID-19 restrictions have resulted in reduced customer shipments and customer system installations. These recent developments are expected to result in lower recognized revenue and possibly lower gross margin when they occur. To date, there have been no order cancellations; rather, there have only been delays in when orders ship or installations occur and all delayed orders remain in backlog. Although not a material component of our company, a significant adverse change in the business climate could continue to affect the value of the Company’s long-term investment in TEC, including the long-term note receivable from TEC. Any future impact cannot be reasonably estimated at this time. The Company is no longer investing in Certificates of Deposits as a precautionary measure to increase its liquid cash position and preserve financial flexibility considering uncertainty in the U.S. and global markets resulting from COVID-19.

On May 8, 2020, VirTra received a Promissory Note (the “Note”) in the amount of $1,320,714 under the Paycheck Protection Program (“PPP”) from Wells Fargo Bank, N.A (the “Lender”). The PPP, established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The Note matures on May 8, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing November 6, 2020, following an initial deferral period as specified under the PPP loan. The Note may be prepaid at any time prior to maturity with no prepayment penalties. The Paycheck Protection Program Flexibility Act (the “Flexibility Act”), signed on June 5, 2020, amended certain provisions of the PPP, including the deferral period and repayment terms. The Flexibility Act extends the deferral period of payments of PPP loan principal, interest, and fees to the date when the SBA makes a final decision on the borrower’s application for forgiveness, or 10 months after the last day of the covered period if a borrower has not applied for forgiveness (whichever is earlier). This extension applies regardless of the terms of the PPP and does not require an amendment of the PPP. As such, the Company has not made any payments on the Note during 2020.

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Under the terms of the PPP loan, up to the entire amount of principal and accrued interest may be forgiven to the extent PPP loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration under the PPP loan. We intend to use our entire PPP loan amount for designated qualifying expenses and to apply for forgiveness in accordance with the terms of the PPP loan. No assurance can be given that we will obtain forgiveness of the Loan in whole or in part. With respect to any portion of the PPP loan that is not forgiven, the PPP loan will be subject to customary provisions for a loan of this type, including customary events of default relating to, among other things, payment defaults, breaches of the provisions of the Note and cross-defaults on any other loan with the Lender or other creditors. Effective May 11, 2020, our stock repurchase was suspended to follow the legal requirements for recipients of a PPP loan under the CARES Act. The stock repurchase suspension will remain in effect for the duration of the outstanding PPP loan.

Corporate Information

Our principal office is located at 7970 S. Kyrene Rd., Tempe, AZ 85284 and our phone number is (480) 968-1488. Our corporate website address is www.virtra.com. The information contained on, or accessible through, our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

The Offering

Securities We Are Offering	3,000,000 shares of common stock.

Offering price	$6.00 per share.

Common Stock To Be Outstanding After This Offering	10,775,030 shares of common stock

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including general working capital.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section of the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Symbol	Our common stock currently trades on the Nasdaq Capital Market under the symbol “VTSI.”

The number of shares of common stock shown above to be outstanding after this offering is based on 7,775,030 shares outstanding as of December 31, 2020 and excludes:

●	164,167 shares of common stock issuable upon exercise of outstanding options as of December 31, 2020, with a weighted-average exercise price of $3.13 per share;

●	2,500 shares of common stock issued upon exercise of options after December 31, 2020, with a weighted-average exercise price of $1.448 per share; and

●	1,297,613 shares of common stock reserved for future issuance under our 2017 Equity Incentive Plan, which takes into account the outstanding options granted after December 31, 2020 referenced above.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of the outstanding options, warrants or other equity awards described above.

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RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Business

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

Outbreaks of epidemic, pandemic, or contagious diseases such as COVID-19, could have an adverse effect on our business, financial condition, and results of operations. During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in the U.S., accelerating during half of March and April as federal, state and local governments react to the public health crisis, creating significant uncertainties in the U.S. economy. On March 30, 2020, the Governor for the State of Arizona issued a stay-at-home order which expired on May 15, 2020, upon which Arizona entered Phase I of reopening. The Company carefully reviewed all rules and regulations of the government orders and determined it met the requirements of an essential business to remain open. The Company had the majority of its staff begin working remotely in mid-March, with only essential personnel continue working at the manufacturing and production facilities and currently remains in Arizona’s Phase I of reopening. This situation is rapidly changing and additional impacts to the business may arise that we are not aware of currently. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The ultimate impact of the pandemic on the Company’s results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time. To date, the COVID-19 restrictions have resulted in reduced customer shipments and customer system installations. These recent developments are expected to result in lower recognized revenue and possibly lower gross margin when they occur. To date, there have been no order cancellations; rather, there have only been delays in when orders ship or installations occur and all delayed orders remain in backlog. Although not a material component of our company, a significant adverse change in the business climate could continue to affect the value of the Company’s long-term investment in TEC, including the long-term note receivable from TEC. Any future impact cannot be reasonably estimated at this time. The Company is no longer investing in Certificates of Deposits as a precautionary measure to increase its liquid cash position and preserve financial flexibility considering uncertainty in the U.S. and global markets resulting from COVID-19.

The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus, the actions to contain the coronavirus or treat its impact, and changes in government spending or priorities, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including among others, our manufacturing and supply chain, sales and marketing and could have an adverse impact on our business and our financial results. The COVID-19 outbreak is a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results.

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Risks Related to This Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The net proceeds from this offering will be used for general corporate purposes, including general working capital. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. In addition, we have a significant number of stock options and warrants outstanding. In the event that the outstanding options or warrants, are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with Nasdaq’s continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market.

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We cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

If our common stock is delisted from the Nasdaq and the price of our common stock declines below $5.00 per share, our common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on Nasdaq or on other securities exchange by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common stock is currently more than $5.00 per share. If our common stock is delisted from the Nasdaq and the price of our common stock declines below $5.00 per share and our net tangible assets remain $5,000,000 or less, our common stock would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

●	must make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to a transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

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We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged the placement agents to act as placement agents in connection with this offering. While the placement agents will use their reasonable best efforts to arrange for the sale of the securities, they are under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, potential growth and market opportunities, product pipeline, the achievement of commercial milestones, the advancement of our technologies and our products, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2020, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We expect that the net proceeds of this offering, after deducting the placement agent fees and estimated offering expenses, will be $16,795,000.

We intend to use the net proceeds from this offering for general corporate purposes, including general working capital.

Our management will have broad discretion as to the use of the net proceeds from this offering.

S-9

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2020 was approximately $8,401,011, or $1.08 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2020.

Dilution with respect to pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 3,000,000 shares of our common stock at the offering price of $6.00 per share, and after deducting placement agent fees and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2020 would have been $25,152,211, or $2.33 per share of common stock. This represents an immediate increase in net tangible book value of $1.25 per share to existing stockholders and immediate dilution of $3.67 per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share of common stock		$6.00
Net tangible book value per share as of December 31, 2020 before giving effect to this offering	$1.08
Increase in net tangible book value per share attributable to the offering	$1.25
As adjusted net tangible book value per share as of December 31, 2020 after giving effect to this offering		$2.33
Dilution in net tangible book value per share to new investors		$3.67

The table and discussion above are based on 7,775,030 shares outstanding as of December 31, 2020, and excludes, as of that date:

●	164,167 shares of common stock issuable upon exercise of outstanding options as of December 31, 2020, with a weighted-average exercise price of $3.13 per share;

●	2,500 shares of common stock issued upon exercise of options after December 31, 2020, with a weighted-average exercise price of $1.448 per share; and

●	1,297,613 shares of common stock reserved for future issuance under our 2017 Equity Incentive Plan, which takes into account the outstanding options granted after December 31, 2020 referenced above.

To the extent that outstanding options have been or may be exercised, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

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CAPITALIZATION

The following table sets forth our audited capitalization as of December 31, 2020 and our capitalization as of December 31, 2020 on an as-adjusted basis, based on a public offering price of $6.00 per share of common stock. You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted (1)
	(audited)
Cash and Cash Equivalents	$6,841,984	$23,636,984
Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,500,000 shares authorized and no shares issued and outstanding at December 31, 2020 on an actual basis and on an as adjusted basis, respectively.	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized and 7,775,030 shares and 10,775,030 shares issued and outstanding at December 31, 2020 on an actual basis and on an as adjusted basis, respectively.	778	1,078
Class A common stock $0.0001 par value; 2,500,000 shares authorized and no shares issued and outstanding at December 31, 2020 on an actual basis and on an as adjusted basis, respectively.	—	—
Class B common stock $0.0001 par value; 7,500,000 shares authorized and no shares issued and outstanding at December 31, 2020 on an actual basis and on an as adjusted basis, respectively.	—	—
Additional paid-in capital	13,893,660	30,688,360
Accumulated deficit	(2,235,852)	(2,235,852)
Total stockholders’ equity	11,658,586	28,453,586
Total capitalization	$15,495,330	$32,290,330

(1)	The number of shares of common stock shown above to be outstanding after this offering is based on 7,775,030 shares outstanding as of December 31, 2020 and excludes:

	●	164,167 shares of common stock issuable upon exercise of outstanding options as of December 31, 2020, with a weighted-average exercise price of $3.13 per share;

	●	2,500 shares of common stock issued upon exercise of options after December 31, 2020, with a weighted-average exercise price of $1.448 per share; and

	●	1,297,613 shares of common stock reserved for future issuance under our 2017 Equity Incentive Plan, which takes into account the outstanding options granted after December 31, 2020 referenced above.

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PLAN OF DISTRIBUTION

Roth Capital Partners, LLC (“Roth Capital Partners”) has agreed to act as placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated March 31, 2021. Lake Street Capital Markets, LLC has agreed to act as a co-placement agent in connection with this offering. The placement agents are not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby. Roth Capital Partners may engage one or more sub-placement agents or selected dealers to assist with the offering. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and institutional accredited investors.

The placement agency agreement provides that the obligations of Roth Capital Partners are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates. This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement has been filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-13 of this prospectus supplement. We have agreed to indemnify Roth Capital Partners against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Roth Capital Partners may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agents a placement agent fee equal to 6.5% of the gross proceeds in this offering. The following table shows the per share and total cash placement agents fees we will pay to the placement agents in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering price	$6.00	$18,000,000.00
Placement agent fees	$0.39	$1,170,000.00
Proceeds, before expenses, to us	$5.61	$16,830,000.00

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $78,800 (which amount excludes the placement agent fees of $1,170,000). We have agreed to reimburse Roth Capital Partners at closing up to a maximum aggregate of $35,000 for actual out of pocket expenses incurred by it in connection with this offering.

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the purchasers for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the purchasers.

Regulation M

Each placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of share of common stock by Roth Capital Partners acting as principal. Under these rules and regulations, the placement agents:

●	may not engage in any stabilization activity in connection with our securities; and

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●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “VTSI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF SECURITIES BEING OFFERED

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 8 of the accompanying prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida. The placement agents are being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements for the years ended December 31, 2020 and 2019 have been incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at www.sec.gov.

S-13

Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 115 Nicholson Lane, San Jose, California 95134, during normal business hours.

Information about us is also available at our website at www.virtra.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 29, 2021;

2.	Our Current Report on Form 8-K filed with the SEC on April 1, 2021; and

3.	The description of our common stock which is included in our Form 8-A12B filed with the SEC on March 9, 2018, including any amendment or report filed for the purpose of updating that description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or the accompanying prospectus incorporates). Written or oral requests for copies should be directed to VirTra, Inc., Attn: Chief Executive Officer, 7970 S. Kyrene Rd, Tempe, Arizona 85284, telephone number (480) 968-1488. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

S-14

PROSPECTUS

$20,000,000

VIRTRA, INC.

Common Stock, Preferred Stock, Warrants, Rights,

Debt Securities and Units

and

1,004,776 Shares of Common Stock for Resale by Selling Stockholders

We may offer and sell, from time to time in one or more offerings the following securities:

●	shares of common stock, par value $0.0001 per share;

●	shares of preferred stock, par value $0.0001 per share;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	rights to purchase shares of our common stock, preferred stock, warrants and/or debt securities;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

We may offer and sell up to $20,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

In addition, certain selling stockholders to be identified in a prospectus supplement may offer and sell up to 1,004,776 shares of our common stock from time to time, in amounts, at prices and on terms that will be determined at the time the shares of our common stock are offered. Of the shares of common stock being offered for resale by selling stockholders, 806,859 are presently issued and outstanding and 197,917 are issuable upon exercise of stock options held by selling stockholders. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options.

Our common stock is quoted on the Nasdaq Capital Market under the ticker symbol “VTSI.” The closing price of our common stock on May 21, 2020 was $2.18 per share.

As of May 21, 2020, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $18,350,813 based on 7,752,530 shares of common stock outstanding, of which 7,355,183 shares are held by non-affiliates, and a per share price of $2.49495 based on the average of the bid and asked prices of our common stock on the Nasdaq Capital Market on April 13, 2020 (within 60 days prior to the date of filing). Therefore, as of May 21, 2020, the aggregate market value of our common equity held by non-affiliates was less than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3. As of the date of this prospectus, we have not offered and sold securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 2, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $20,000,000. In addition, under this shelf registration process, the selling stockholders may from time to time offer and sell up to an aggregate of 1,004,776 shares of our common stock in one or more offerings, of which 806,859 are presently issued and outstanding and 197,917 are issuable upon exercise of stock options held by selling stockholders. This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or the selling stockholders, if applicable, sell securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities offered. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Risk Factors,” “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we, the selling stockholders, respective affiliates nor any underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we or the selling stockholders have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling stockholders and/or respective affiliates, as applicable, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. We, the selling stockholders and/or respective affiliates, as applicable, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell or the selling stockholders may resell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we and/or selling stockholders offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, (i) references to “VirTra”, “we,” “us,” “our”, “the registrant” and “our company” refer, collectively, to VirTra, Inc., a Nevada corporation, the issuer of the securities offered hereby, and its consolidated subsidiaries and (ii) references to “selling stockholder” or “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares of common stock received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Effective March 2, 2018 we effected a 1-for-2 reverse stock split of our issued and outstanding Common Stock (together the “Reverse Stock Split”). All references to shares of our Common Stock in this prospectus refer to the number of shares of Common Stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

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Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our technologies as well as any evolution of or shift in our business plans, or to execute any future strategic options are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;

●	preferred stock;

●	debt securities, in one or more series;

●	warrants to purchase any of the securities listed above;

●	rights to purchase any of the securities listed above; and/or

●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $20,000,000. In addition, under this shelf registration process, the selling stockholders may from time to time offer and sell up to an aggregate of 1,004,776 shares of our common stock in one or more offerings, of which 806,859 are presently issued and outstanding and 197,917 are issuable upon exercise of stock options held by selling stockholders. This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders, if applicable, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Risk Factors” and “Where You Can Find More Information.”

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THE COMPANY

Business Overview

VirTra is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. VirTra’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology.

The VirTra firearms training simulator allows marksmanship and realistic scenario-based training to take place on a daily basis without the need for a shooting range, protective equipment, role players, safety officers, or a scenario-based training site. We have developed a higher standard in simulation training including capabilities such as: multi-screen, video-based scenarios, unique scenario authoring ability, superior training scenarios, the patented Threat-Fire™ shoot-back system, powerful gas-powered simulated recoil weapons, and more. The simulator also allows students to receive immediate feedback from the instructor without the potential for sustaining injuries by the instructor or the students. The instructor is able to teach and re-mediate critical issues, while placing realistic stress on the students due to the realism and safe training environment created by the VirTra simulator.

VirTra’s Driver Training Simulator is a vehicle-based simulator, complete with next-generation graphics, motion and a variety of other features. The system is designed to provide safe, reliable environment for efficient skill transfer for all law enforcement driver training. In addition, the driving rig adds realism with vibration and motion while the modern physics-based rendering engine provides not only photo-realistic realism but critical hazards such as dust storms, rain, and sun glare. VirTra’s Driver Training Simulator provides an extensive and realistic range of training environments that allow for initial driver familiarization and orientation to advanced concepts, high-risk pursuits and defensive driving drills.

We also are engaged in licensing our technology to That’s Eatertainment Corp. (“TEC”), a related party and a developer and operator of a combined dining and entertainment concept centered on an indoor shooting experience.

Business Strategy

We have four main customer groups, namely, law enforcement, military, educational (includes colleges and police academies) and civilian. These are very different markets and require different sales and marketing programs as well as personnel. Our focus is to expand the market share and scope of our training simulators sales to these identified customer groups by pursuing the following key growth strategies:

●	Build Our Core Business. Our goal is to profitably grow our market share by continuing to develop, produce and market the most effective simulators possible. Through disciplined growth in our business, we have achieved a solid balance sheet by increasing our working capital and limiting our bank debt. We plan to add staff to our experienced management team as needed to meet the expected increase in demand for our products and services as we increase our marketing and sales activities.

●	Increase Total Addressable Market. We plan to increase the size of our total addressable market. This effort will focus on new marketing and new product and/or service offerings for the purpose of widening the number of types of customers who might consider our products or services uniquely compelling.

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●	Broaden Product Offerings. Since formation in 1993, our company has had a proud tradition of innovation in the field of simulation and virtual reality. We plan to release revolutionary new products and services, as well as to continue incremental improvements to existing product lines. In some cases, we may enter a new market segment via the introduction of a new type of product or service.

●	Partners and Acquisitions. We try to spend our time and funds wisely and not tackle tasks that can be done more efficiently with partners. For example, international distribution is often best accomplished through a local distributor or agent. We are also open to the potential of acquiring additional businesses or of being acquired ourselves, based on what is expected to be optimal for our long-term future and our stockholders.

Product Offerings

Our simulator products include the following:

●	V-300™ Simulator – a 300° wrap-around screen with video capability is the higher standard for simulation training

○	The V-300™ is the higher standard for decision-making simulation and tactical firearms training. Five screens and a 300-degree immersive training environment ensures that time in the simulator translates into real world survival skills. The system reconfigures to support 15 individual firing lanes.

○	A key feature of the V-300™ shows how quickly judgment decisions have to be made, and if they are not made immediately and quickly, it can lead to the possible loss of lives. This feature, among others, supports our value proposition to our customers that you cannot put a dollar value on being prepared enough for the surprises that could be around every corner and the ability to safely neutralize any life-threatening encounters.

●	V-180™ Simulator – a 180° screen with video capability is for smaller spaces or smaller budgets

○	The V-180™ is the higher standard for decision-making simulation and tactical firearms training. Three screens and a 180-degree immersive training environment ensures that time in the simulator translates into real world survival skills.

●	V-100™ Simulator & V-100™ MIL – a single-screen based simulator systems

○	The V-100™ is the higher standard among single-screen firearms training simulators. Firearms training mode supports up to 4 individual firing lanes at one time. The optional Threat-Fire™ device safely simulates enemy return fire with an electric impulse (or vibration version), reinforcing performance under pressure. We offer an upgrade path, so a V-100™ firearms training and force options simulator can affordably grow into an advanced multi-screen trainer in upgraded products that we offer customers for future purchase.

○	The V-100™ MIL is sold to various military commands throughout the world and can support any local language. The system is extremely compact and can even share space with a standard classroom or fits into almost any existing facility. If a portable firearms simulator is needed, this model offers the most compact single-screen simulator on the market today – everything organized into one standard case. The V-100™ MIL is the higher standard among single-screen small arms training simulators. Military Engagement Skills mode supplies realistic scenario training taken from real world events.

○	The V-ST PRO™ a highly-realistic single screen firearms shooting and skills training simulator with the ability to scale to multiple screens creating superior training environments. The system’s flexibility supports a combination of marksmanship and use of force training on up to 5 screens from a single operator station. The V-ST PRO™ is also capable of displaying 1 to 30 lanes of marksmanship featuring real world, accurate ballistics.

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●	VirTra Driving Sim is a vehicle-based simulator, complete with next-generation graphics, motion and a variety of other features. The system is designed to provide safe, reliable environment for efficient skill transfer for all law enforcement driver training.

●	Virtual Interactive Coursework Training Academy (V-VICTA)™ enables law enforcement agencies, to effectively teach, train, test and sustain departmental training requirements through nationally accredited coursework and training scenarios using our simulators.

●	Subscription Training Equipment Partnership (STEP)™ is a program that allows agencies to utilize VirTra’s simulator products, accessories, and V-VICTA interactive coursework on a subscription basis.

●	V-Author™ Software allows users to create, edit, and train with content specific to agency’s objectives and environments. V-Author™ is an easy to use application capable of almost unlimited custom scenarios, skill drills, targeting exercises and firearms course-ware proven to be highly effective for users of VirTra simulation products.

●	Simulated Recoil Kits - a wide range of highly realistic and reliable simulated recoil kits/weapons.

●	Return Fire Device – the patented Threat-Fire™ device which applies real-world stress on the trainees during simulation training.

●	TASER©, OC spray and low-light training devices that interact with VirTra’s simulators for training.

Recent Developments

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in the U.S., accelerating during half of March and April as federal, state and local governments react to the public health crisis, creating significant uncertainties in the U.S. economy. On March 30, 2010, the Governor for the State of Arizona issued a stay-at-home order, currently in effect until May 15, 2020. We carefully reviewed all rules and regulations of the government orders and determined we met the requirements of an essential business to remain open. We had the majority of our staff begin working remotely in mid-March, with only essential personnel continue working at the manufacturing and production facilities. This situation is rapidly changing and additional impacts to the business may arise that we are not aware of currently. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The ultimate impact of the pandemic on our results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time. To date, the COVID-19 restrictions have resulted in reduced customer shipments and customer system installations. These recent developments are expected to result in lower recognized revenue and possibly lower gross margin when they occur. To date, there have been no order cancellations only delays in when orders ship or installations occur and all delayed orders remain in backlog. A significant adverse change in the business climate could affect the value of our long-term investment in TEC, including our long-term notes receivable from TEC, currently there has not been a negative impact and any future impact cannot be reasonably estimated at this time. We are no longer investing in Certificates of Deposits as a precautionary measure to increase its liquid cash position and preserve financial flexibility considering uncertainty in the U.S. and global markets resulting from COVID-19.

In April 2020, we applied for a Paycheck Protection Program loan (the “PPP loan”) from Wells Fargo Bank (the “Lender”) in the aggregate principal amount of $1,310,714 under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020. We have been notified that we have received a guarantee ID from the SBA for the PPP loan and executed a Promissory Note (the “Note”) with the Lender on May 8, 2020. The Note matures on May 8, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing November 6, 2020, following an initial deferral period as specified under the PPP loan. The Note may be prepaid at any time prior to maturity with no prepayment penalties. Proceeds from the PPP loan were received on May 12, 2020, and are expected to be used to fund designated expenses, including certain payroll costs, group health care benefits and other permitted expenses, in accordance with the PPP loan. Under the terms of the PPP loan, up to the entire amount of principal and accrued interest may be forgiven to the extent PPP loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration under the PPP loan. We intend to use our entire PPP loan amount for designated qualifying expenses and to apply for forgiveness in accordance with the terms of the PPP loan. No assurance can be given that we will obtain forgiveness of the Loan in whole or in part. With respect to any portion of the PPP loan that is not forgiven, the PPP loan will be subject to customary provisions for a loan of this type, including customary events of default relating to, among other things, payment defaults, breaches of the provisions of the Note and cross-defaults on any other loan with the Lender or other creditors. Effective May 11, 2020, our stock repurchase was suspended to follow the legal requirements for recipients of a PPP loan under the CARES Act.

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Corporate Information

We are a corporation organized and existing under the laws of the State of Nevada. The original business started in 1993 as Ferris Productions, Inc. In September 2001, Ferris Productions, Inc. merged with GameCom, Inc. to ultimately become VirTra Systems, Inc., a Texas corporation. Effective as of October 1, 2016 (the “Effective Date”), we completed a conversion from a Texas corporation to a Nevada corporation pursuant to a Redomestication Plan of Conversion (the “Plan of Conversion”). As part of the Plan of Conversion, we filed Articles of Incorporation in Nevada whereby we changed our name from VirTra Systems, Inc. to VirTra, Inc. and revised our capitalization. On March 29, 2018, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol, “VTSI.” Our principal office is located at 7970 S. Kyrene Rd., Tempe, AZ 85284 and our phone number is (480) 968-1488. Our corporate website address is www.virtra.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus.

RISK FACTORS

Investing in the securities involves substantial risks. Before purchasing any of the securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the sections below entitled “Special Note on Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including, but not limited to, working capital, acquisitions, and other business opportunities.

In the case of a sale by a selling stockholder, we will not receive any of the proceeds from such sale. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options. We are required to bear the expenses (other than underwriting discounts) incident to an offering by our selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

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SELLING STOCKHOLDERS

The table below lists the selling stockholders and other information regarding the “beneficial ownership” of the shares of common stock by each of the selling stockholders as of May 21, 2020. Beneficial ownership is determined in accordance with the applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days of May 21, 2020 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options or warrants, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 7,752,530 shares of our common stock outstanding (including shares of our unvested restricted stock) as of May 21, 2020. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o VirTra, Inc., 7970 S. Kyrene Rd., Tempe, AZ 85284.

We may register shares of common stock covered by this prospectus for re-offers and re-sales by the selling stockholders. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We cannot estimate the number of the shares that will be held by the selling stockholders after completion of a potential offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the applicable offering. We are required to bear the expenses (other than underwriting discounts) incident to an offering by our selling stockholders.

	Shares Beneficially Owned Prior to Offering			Maximum Number of Shares That May	Shares Beneficially Owned After Offering
Name of Selling Stockholders	Number	Percentage		Be Offered	Number	Percentage
Robert D. Ferris (1)	447,219	5.7%		447,219	—	—
Jeffrey D. Brown (2)	49,193	*	%	49,193
Mitchell A. Saltz (3)	29,167	*	%	29,167	—	—
Matthew D. Burlend (4)	63,750	*	%	63,750	—	—
Judy A. Henry (5)	5,935	*	%	5,935	—	—
David L. & Nancy J. Ferris(6)	167,162	2.2%		167,162	—	—
Anissa Ferris (7)	125,000	1.6%		125,000	—	—
Antonio Ferris (8)	117,350	1.5%		117,350	—	—

*	Represents beneficial ownership of less than one percent.

(1)	The number of shares beneficially owned by Mr. Ferris includes: 362,219 shares of our Common Stock presently outstanding and options to purchase 85,000 shares of our Common Stock at prices ranging from $0.84 to $5.88.

(2)	The number of shares beneficially owned by Mr. Brown includes: 9,193 shares of our Common Stock presently outstanding and options to purchase 40,000 shares of our Common Stock at prices ranging from $0.80 to $5.40.

(3)	The number of shares beneficially owned by Mr. Saltz includes: 20,000 shares of our Common Stock presently outstanding and options to purchase 9,167 shares of our Common Stock at per share prices ranging from $3.76 to $5.38.

(4)	The number of shares beneficially owned by Mr. Burlend includes: options to purchase 63,750 shares of our Common Stock at prices ranging from $0.84 to $5.88.

(5)	The number of shares beneficially owned by Ms. Henry includes: 5,935 shares of our Common Stock presently outstanding.

(6)	The number of shares beneficially owned by Mr. David L. Ferris and Ms. Nancy J. Ferris includes: 167,162 shares of our Common Stock presently outstanding.

(7)	The number of shares beneficially owned by Ms. Anissa Ferris includes: 125,000 shares of our Common Stock presently outstanding.

(8)	The number of shares beneficially owned by Mr. Antonio Ferris includes: 117,350 shares of our Common Stock presently outstanding.

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DESCRIPTION OF SECURITIES

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities;

●	rights to purchase shares of our common stock, preferred stock, warrants and/or debt securities;

●	units consisting of a combination of the foregoing securities.

In addition, the selling stockholders may sell up to an aggregate of 1,004,776 shares of our common stock from time to time in one or more offerings, of which 806,859 are presently issued and outstanding and 197,917 are issuable upon exercise of stock options held by selling stockholders.

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer or the selling stockholders may sell. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

As of May 21, 2020, our authorized capital stock consists of 62,500,000 shares of capital stock with a par value of $0.0001 per share, consisting of 50,000,000 shares of Common Stock, par value of $0.0001 per share, 2,500,000 shares of Class A Common Stock, par value of $0.0001 per share, 7,500,000 shares of Class B Common Stock, par value of $0.0001 per share, and 2,500,000 shares of preferred stock, par value of $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”). As of May 21, 2020, there were 7,752,530 shares of Common Stock issued and outstanding, held by 42 holders of record. No shares of Class A Common Stock, Class B Common Stock, or Preferred Stock were issued or outstanding as of May 21, 2020. The authorized and unissued shares of both Common and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

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The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock, Class A Common Stock, Class B Common Stock, and the Preferred Stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote, holders of our Class A Common Stock are entitled to 10 votes for each share on all matters submitted to a stockholder vote voting together with the Common Stock together as a single class and Holders of our Class B Common Stock are not entitled to vote on any matter, except that the holders of Class B Common Stock shall be entitled to vote separately as a class with respect to amendments to the Articles of Incorporation that increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. Holders of Common Stock and Class A Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the votes of holders of the Common Stock and Class A Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock and Class A Common Stock representing a one-third of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of our Common Stock, Class A Common Stock and Class B Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock, Class A Common Stock and Class B Common Stock. Our Common Stock, Class A Common Stock and Class B Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our capital stock.

Preferred Stock

The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Options to Purchase Common Stock

As of May 21, 2020, no options to purchase shares of our common stock have been granted under the VirTra, Inc. 2017 Equity Incentive Plan (“Plan”). The Plan was adopted on October 6, 2017. As of May 21, 2020, there are 1,259,819 shares of common stock reserved for issuance pursuant to the Plan. As of May 21, 2020, there are outstanding options to purchase 222,917 shares of our common stock issuable upon the exercise of non-qualified stock options granted to key employees, officers and directors at a weighted average exercise price of $2.5547 under a stock option compensation plan approved solely by the Board of Directors since 2009 prior to the approval of the Plan.

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Anti-Takeover Effects of Various Provisions of Nevada Law and our Articles of Incorporation

Provisions of the NRS and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Prohibition on Cumulative Voting. Our Articles of Incorporation prohibit cumulative voting in the election of directors.

Removal of Directors. Our Bylaws provide that a director may only be removed from office for cause by a vote of the majority of shares entitled to vote at a meeting of the shareholders held for the purpose of removing a director.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Interested Stockholder Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444) which prohibits an “interested stockholder” from entering into a “combination” with us, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of our capital stock entitled to vote. We have, however, elected in our Articles of Incorporation to not be governed by the provisions of NRS Sections 78.411 through 78.444.

Limitations on Liability and Indemnification of Officers and Directors. NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation include provisions that require us to indemnify, to the fullest extent allowable under the NRS, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Articles of Incorporation also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the NRS. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

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The limitation of liability and indemnification provisions under the NRS and in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock & Transfer & Trust Company located at 17 Battery Place, New York, NY 10004 and its telephone number is (212) 509-4000.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture.

The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

●	the title and principal aggregate amount of the debt securities;

●	whether the debt securities will be senior, subordinated or junior subordinated;

●	whether the debt securities will be secured or unsecured;

●	whether the debt securities are convertible or exchangeable into other securities;

●	the percentage or percentages of principal amount at which such debt securities will be issued;

●	the interest rate(s) or the method for determining the interest rate(s);

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	the person to whom any interest on the debt securities will be payable;

●	the places where payments on the debt securities will be payable;

●	the maturity date;

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which such debt securities will be issued;

●	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

●	the identity of the depositary for global securities;

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●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

●	any applicable subordination provisions for any subordinated debt securities;

●	any restriction or condition on the transferability of the debt securities;

●	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

●	the securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	the extent to which a secondary market for the securities is expected to develop;

●	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

●	the law that will govern the indenture and debt securities; and

●	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Governing Law

The Indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or warrants. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

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The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for debt securities, preferred stock, common stock, or warrants upon the exercise of the rights;

●	the number of rights issued or to be issued to each shareholder;

●	the number and terms of debt securities, preferred stock, common stock, or warrants which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, rights, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

●	the terms of the units and of the warrants, rights, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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FORMS OF SECURITIES

Each debt security, warrant, right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants, rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of VirTra, the trustees, the warrant agents, the rights agents, the unit agents or any other agent of VirTra, agent of the trustees or agent of the warrant agents, rights agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

VirTra and/or the selling stockholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents;

●	through a combination of any such methods; or

●	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by VirTra, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions,

●	at a fixed public offering price or prices, which may be changed,

●	at market prices prevailing at the time of sale,

●	at prices related to prevailing market prices or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from VirTra at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with VirTra and/or the selling stockholders, if applicable, to indemnification by VirTra and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for VirTra and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is quoted on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Anthony L.G., PLLC, West Palm Beach, Florida.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http://www.virtra.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 12, 2020;

●	the description of our common stock which is included in our Form 8-A12B filed with the SEC on March 9, 2018, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.virtra.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

VirTra, Inc.

7970 S. Kyrene Rd.

Tempe, AZ 85284

(480) 968-1488

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VIRTRA, INC.

3,000,000 SHARES OF COMMON STOCK

$6.00 per share

PROSPECTUS SUPPLEMENT

Lead Placement Agent

Roth Capital Partners

Co-Placement

Lake Street Capital Markets

March 31, 2021